Exhibit 10

SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 24, 2016, is entered into by and among CONTINENTAL MATERIALS CORPORATION, a Delaware corporation (the “Company”), the financial institutions that are or may from time to time become parties to the Credit Agreement referenced below (together with their respective successors and assigns, the “Lenders” and each, a “Lender”), and THE PRIVATEBANK AND TRUST COMPANY, an Illinois state chartered bank as Administrative Agent for each Lender (the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement referenced below.

WHEREAS, the Lender previously made available to the Company a credit facility pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement, dated as of November 18, 2011, by and among the Company, the Lender and the Administrative Agent, as amended by that certain First Amendment to Credit Agreement, dated as of March 21, 2013, by and among the Company, the Lender and the Administrative Agent, as amended by that certain Second Amendment to Credit Agreement, dated as of March 20, 2014, by and among the Company, the Lender and the Administrative Agent, as amended by that certain Third Amendment to Credit Agreement, dated as of August 11, 2014, by and among the Company, the Lender and the Administrative Agent, as amended by that certain Fourth Amendment to Credit Agreement, dated as of November 13, 2014, by and among the Company, the Lender and the Administrative Agent, as amended by that certain Fifth Amendment to Credit Agreement, dated as of March 20, 2015, by and among the Company, the Lender and the Administrative Agent, and as amended by that certain Sixth Amendment to Credit Agreement, dated as of August 10, 2015, by and among the Company, the Lender and the Administrative Agent (as further amended, restated or supplemented from time to time, the “Credit Agreement”);

WHEREAS, as of the date hereof, the Revolving Commitment is $18,000,000;

WHEREAS, the parties to this Amendment desire to amend the Credit Agreement to, among other things, (i) extend the maturity date from May 1, 2016 to May 1, 2018, (ii) increase the Revolving Commitment from $18,000,000 to $20,000,000, (iii) decrease the pricing margin for Base Rate Loans from 0.50% to 0.250%, (iv) decrease the pricing margin for LIBOR Loans from 2.750% to 2.50%, (v) modify the interest payment dates, (vi) modify the payment dates for the non-use fee, and (vii) increase the limit on capital expenditures from $4,000,000 to $5,500,000, in each case, on the terms and conditions set forth herein; and

WHEREAS, Edens Industrial Park, Inc., an Illinois corporation, has been dissolved by the Company and, accordingly, will be removed as a party to the Loan Documents.

NOW, THEREFORE, in consideration of the premises, to induce the Lender and Administrative Agent to enter into this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by the parties hereto as follows:

Section 1. Incorporation of Recitals. The foregoing recitals are hereby incorporated into and made a part of this Amendment.

Section 2. Amendment of the Credit Agreement.  It is hereby agreed and understood that, subject to the complete fulfillment and performance of the conditions precedent set forth in Section 5 of this Amendment, the Credit Agreement is hereby amended and modified as follows:

A.        Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended as follows:

(1)        The definition of “Applicable Margin” is hereby deleted in its entirety and replaced with the following:

“Applicable Margin means, for any day, the rate per annum set forth below, it being understood that the Applicable Margin for (a) LIBOR Loans shall be the percentage set forth under the column “LIBOR Margin”, (b) Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin”, (c) the Non-Use Fee Rate shall be the percentage set forth under the column “Non-Use Fee Rate” and (d) the L/C Fee shall be the percentage set forth under the column “L/C Fee Rate”:

Revolving Loan
LIBOR Margin	Base Rate Margin	Non-Use Fee Rate	L/C Fee Rate
2.50%	0.250%	0.3750%	2.750	%”

(2)        The definition of “Revolving Commitment” is hereby deleted in its entirety and replaced with the following:

“Revolving Commitment means $20,000,000, as reduced from time to time pursuant to Section 6.1.”

(3)        The definition of “Termination Date” is hereby deleted in its entirety and replaced with the following:

“Termination Date means the earlier to occur of (a) May 1, 2018 or (b) such other date on which the Commitments terminate pursuant to Section 6 or Section 13.”

B.        Section 4.2.  Section 4.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“4.2        Interest Payment Dates.  Accrued interest on each Base Rate Loan shall be payable on the first Business Day of each month in arrears for interest through the last day of the prior month and on the Termination Date.  Accrued interest on each LIBOR Loan shall be payable on the last Business Day of each Interest Period and, with respect to

Interest Periods in excess of one (1) month, on the same date of each month as the initial date of the Interest Period during such Interest Period and upon a prepayment of such Loan and at maturity.  After the Termination Date, and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.”

C.        Section 5.1.  Section 5.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“5.1        Non-Use Fee.  The Company agrees to pay to the Administrative Agent for the account of each Lender a non-use fee, for the period from the Closing Date to the Termination Date, at the Non-Use Fee Rate in effect from time to time on such Lender’s Pro Rata Share (as adjusted from time to time) of the average unused amount of the Revolving Commitment during each calendar month.  For purposes of calculating usage under this Section, the Revolving Commitment shall be deemed used to the extent of Revolving Outstandings.  Such non-use fee shall be fully earned by the Lenders on the first day of each month and payable monthly in arrears on the first Business Day of each month with respect to all activity through the last day of the prior month and on the Termination Date for any period then ending for which such non-use fee shall not have previously been paid.  The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.”

D.        Section 11.13.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“11.13.4        Capital Expenditures.  Not permit the aggregate amount of all Capital Expenditures made by the Loan Parties in any Fiscal Year to exceed $5,500,000 (excluding the aggregate amount of any Capital Expenditures financed with the proceeds of a Revolving Loan advance).”

E.        Annex A to the Credit Agreement is hereby amended, restated and replaced in its entirety by Annex A to this Amendment.

Section 3. Amendment of the Loan Documents.  It is hereby agreed and understood by the Administrative Agent, each Lender and the Company that, subject to the complete fulfillment and performance of the conditions precedent set forth in Section 5 of this Amendment and effective as of the effective date of this Amendment, each reference to the Credit Agreement, the Revolving Loan, the Note and/or any other defined terms or any Loan Documents in any Loan Documents shall be deemed to be a reference to any such defined terms or such agreements as such terms or agreements are amended or modified by this Amendment.  Any breach of any representation, warranty, covenant or agreement contained in this Amendment shall be deemed to be an Event of Default for all purposes of the Credit Agreement.

Section 4. Dissolution of Edens Industrial Park.  Edens Industrial Park, Inc., an Illinois corporation, has been dissolved by the Company and, accordingly, is hereby removed as a party to the Loan Documents.

Section 5. Conditions Precedent.  The effectiveness of this Amendment and the obligations of the Administrative Agent and each Lender hereunder are subject to the satisfaction, or waiver by the Administrative Agent, of the following conditions precedent on or before the date hereof (unless otherwise provided or agreed to by the Administrative Agent) in addition to the conditions precedent specified in Section 12.2 of the Credit Agreement:

A.        The Company shall have (i) paid the first installment of the closing fee in the amount of $25,000 to the Lender (with the second installment of the closing fee in the amount of $25,000 payable on or prior to May 1, 2017), which fee shall be deemed fully earned when paid, and (ii) paid and/or reimbursed all reasonable fees, costs and expenses relating to this Amendment and owed to the Lender pursuant to the Credit Agreement in connection with this Amendment.

B.        The Company shall have delivered, or caused to be delivered, original fully completed, dated and executed originals of (i) this Amendment, (ii) the Third Amended and Restated Revolving Loan Note in the original principal amount of $20,000,000, and (iii) such other certificates, instruments, agreements or documents as the Administrative Agent may reasonably request (each of the foregoing certificates, instruments, agreements and documents described in this Section 5(B) (other than this Amendment) which constitute Loan Documents are hereinafter referred to collectively as the “Other Documents”).

C.        The Company shall have delivered certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Loan Parties of this Amendment and the Loan Documents referenced herein.

D.        The following statements shall be true and correct and the Company, by executing and delivering this Amendment to the Lender and the Administrative Agent, hereby certifies that the following statements are true and correct as of the date hereof:

(1)        Other than as expressly contemplated by this Amendment, since the date of the most recent financial statements furnished by the Company to the Administrative Agent (which financial statements were true and correct in all material respects and otherwise conformed to the requirements set forth in the Credit Agreement for such financial statements), there shall have been no change which has had or will have a material adverse effect on the business, operations, properties or financial condition of the Loan Parties taken as a whole;

(2)        The representations and warranties of the Company set forth in the Credit Agreement and the other Loan Documents (as amended by this Amendment) are true and correct in all respects on and as of the date of this Amendment with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and no Unmatured Event of Default or Event of Default has occurred and is continuing; and

(3)        No consents, licenses or approvals are required in connection with the execution, delivery and performance by the Company of this Amendment or the Other Documents or the validity or enforceability against the Company of this Amendment or the Other Documents which have not been obtained and delivered to the Lender.

Section 6. Miscellaneous.

A.        Except as expressly amended and modified by this Amendment, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect in accordance with the terms thereof.

B.        This Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

C.        This Amendment shall be construed in accordance with and governed by the internal laws, and not the laws of conflict, of the State of Illinois.

D.        The headings contained in this Amendment are for ease of reference only and shall not be considered in construing this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to Credit Agreement to be duly executed as of the day and year first above written.

COMPANY:

CONTINENTAL MATERIALS CORPORATION

By:	/s/ Mark S. Nichter
Mark S. Nichter
Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDER:

THE PRIVATEBANK AND TRUST COMPANY

By:	/s/ Richard Pierce
Richard Pierce
Managing Director